Exhibit 99.1

BIO-key Expects 50% Increase in First Half Revenues, Driving Profitability in the Period

Holmdel, NJ – April 16, 2026 – BIO-key® International, Inc. (Nasdaq: BKYI), a global leader in Identity and Access Management (IAM) and biometric authentication technologies, previewed today its business outlook for the first half of 2026 (1H’26) ending June 30, 2026, supported by building software license momentum and strength in hardware revenues.

Expected 1H’26 Results:

●	1H’26 revenues expected to grow 50% to approximately $5M vs. $3.3M in 1H’25
●	Positive net income expected in 1H’26 vs. $1.9M net loss in 1H’25
●	Cash position at the close of 1H’26 is expected to remain in line with $2.7M at year-end 2025

Q1’26 & Q2’26 Expected Revenues:

●	Q1’26 revenues expected to grow 37% to $2.2M vs. $1.6M in Q1’25
●	Q2’26 revenues expected to grow 65% to $2.8M vs. $1.7M in Q2’25

BIO-key’s improved 1H’26 results reflect the benefit of a $1.04M expanded, one-year software license renewal with a longstanding foreign retail bank customer in Q1’26 and more than $1M in contracts for the company’s Pocket 10 Finger Scanners and Mobile POS Pro point-of-sales devices in Q1 and Q2’26.

BIO-key CEO, Mike DePasquale commented, “Our groundwork last year positioned BIO-key for solid top- and bottom-line improvements that are now coming into focus in the first half of 2026. Building on our growing base of annually recuring software licenses and services revenues, we see improving traction with larger contract opportunities which we expect will benefit our results in the second half of 2026 and into 2027. These include an opportunity to deploy our biometric authentication technology with a foreign tax agency and potential deployment with a new foreign defense ministry, in addition to discussions with new enterprise customers, particularly in regulated industries where positive identity is essential.

“These developments underscore the demand we are creating directly and via partners, particularly in regions with favorable regulatory frameworks. Through disciplined management of margins and overhead, we expect our top-line growth to translate into meaningful improvement on the net income line and in our ability to fund further growth.”

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its cloud-hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to migrate Swivel Secure customers to BIO-key and Portal Guard offerings; our ability to execute definitive agreements with Fiber Food Systems and/or its customers to utilize our access management solutions; our ability to integrate our solutions into any of Fiber Food System’s offerings; fluctuations in foreign currency exchange rates; the duration and extent of continued hostilities in Ukraine and its impact on our European customers; the impact of tariffs and other trade barriers which may make it more costly for us to import inventory from China and Hong Kong and certain product components from South Korea; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence of non-compliance with Securities and Exchange Commission (“SEC”) and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to continue to maintain effective internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

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Investor Contacts

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800